Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of authID Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2023 as filed with the Securities and Exchange Commission (the “Report”), I, Rhoniel Daguro, Chief Executive Officer of the Company, and, Hang Thi Bich Pham, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 10, 2023	/s/ Rhoniel Daguro
Rhoniel Daguro Chief Executive Officer
(Principal Executive Officer)

August 10, 2023	/s/ Hang Thi Bich Pham
Hang Thi Bich Pham, Chief Financial Officer
(Principal Financial and Accounting Officer)